EXHIBIT 99.1

RECAPITALIZATION AGREEMENT

This RECAPITALIZATION AGREEMENT (this “Agreement”) is made as of the 31st day of December, 2007, by and among the persons listed on the Securityholder Signature pages attached hereto, which collectively represent the holders of one hundred percent (100%) of the outstanding principal amounts of the Notes (as such term is defined below) and one hundred percent (100%) of the outstanding amount of the Series B Shares (as such term is defined below) (each a “Signing Securityholder” and collectively, the “Signing Securityholders”) and VIKING SYSTEMS, INC., a Delaware corporation (the “Company”).

RECITALS:

A.    The Company currently has authorized:  (i) 400,000,000 shares of common stock, par value $0.001 per share (“Common Shares”), of which 69,934,072 are outstanding on the date hereof; (ii) 8,000 shares of Series B Variable Dividend Convertible Preferred Stock, par value $0.001 per share (“Series B Shares”), of which 7,789 are issued and outstanding on the date hereof.

B.    Certain of the Signing Securityholders are the holders of certain 8% Secured Convertible Debentures Due February 23, 2009 (the “Notes”) made by the Company in favor of the holders of the Notes (the “Noteholders”), which Notes were purchased by the Noteholders pursuant to that certain Securities Purchase Agreement, dated as of February 23, 2007, as amended (the “First Note Purchase Agreement”) and/or that certain Securities Purchase Agreement, dated as of July 31, 2007 (the “Second Note Purchase Agreement”, with the First Note Purchase Agreement and the Second Note Purchase Agreement together referred to as the “Note Purchase Agreement”), among the Company and the Noteholders.

C.    The Signing Securityholders represent (i) one hundred percent (100%) of the outstanding principal amounts of the Notes; and (ii) one hundred percent (100%) of the outstanding amount of the Series B Shares.

D.    The Company presently is preparing to issue to investors in a private placement (the “Placement”) (i) an aggregate of up to $3,000,000 of Common Shares, as described later herein and (ii) warrants to purchase Common Shares at an exercise price approximately equal to the purchase price of the Common Shares issued in the Placement.

E.    In anticipation of the Placement, the directors of the Company have approved certain resolutions which, inter alia, recommend to the holders of Common Shares that a 1 for 50 reverse split of the Common Shares be implemented and authorizing and directing the proper officers of the Company upon approval by the holders of the Common Shares and final approval by the Company’s Board of Directors to effectuate the amendment of the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by filing with the Secretary of State of the State of Delaware promptly upon the satisfaction or waiver of each of the conditions precedent set forth in Section 4 below (such date of filing, the “Closing Date”) the Amendment to the Certificate of Incorporation to effectuate the 1 for 50 reverse split of the Common Shares (the “Amended Certificate”).

F.    In anticipation of the Placement, certain holders of the Common Shares representing greater than fifty percent (50%) have executed certain resolutions through written consent approving a 1 for 50 reverse split of the Common Shares (the “Reverse Split”) and authorizing and directing the proper officers of the Company upon final approval by the Company’s Board of Directors to file the Amended Certificate with the Secretary of State of the State of Delaware.

G.    Under the terms of the Placement, a minimum of approximately 14,000,000 and a maximum of approximately 16,800,000 Common Shares would be issued for $0.178571 per share (for an aggregate purchase price of between $2.5 million and $3.0 million) and warrants in the form of Exhibit A attached hereto, with a term of exercise equal to five (5) years, which may be exercised to acquire an equal number of Common Shares for $0.18 per share would be issued to the acquirer of such Common Shares.

H.    In anticipation of the Placement, the Signing Securityholders, including the Noteholders, and the Company desire to effect a recapitalization (the “Recapitalization”) to reconstitute the Company’s capital structure pursuant to which (i) the Signing Securityholders will convert their Series B Shares into newly issued Common Shares; (ii) the Signing Securityholders will convert their Notes into newly issued Common Shares; (iii) the warrants (the “Note Warrants”) issued to the Noteholders under the Note Purchase Agreement will be cancelled and exchanged for new warrants in the form of Exhibit A attached hereto, with a term of exercise equal to five (5) years, which may be exercised to acquire Common Shares at an exercise price of $0.18 per share (the “Exchange Warrants”); (iv) the warrants (the “Series B Warrants”) issued to the holders of Series B Shares under the Preferred Stock Purchase Agreement pursuant to which the Series B Shares were purchased will be also cancelled and exchanged for Exchange Warrants, all on the terms and conditions set forth herein.

I.    In connection with the Placement and the Recapitalization, the Company desires to issue certain securities in the form of stock options and/or stock awards to those individuals and entities that have provided, and/or will continue to provide, services to the Company.

J.    In connection with the Recapitalization, Mr. William Bopp has agreed to a lock-up until December 15, 2009, of his Common Shares.

AGREEMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.    Recapitalization.

1.1.    Conversion of Shares.

The parties acknowledge that the Amended Certificate implements the Reverse Split.  The parties agree that immediately and automatically upon the effectiveness of the Amended Certificate (such time, the “Effective Time”), without any further action required by any party, (i) the Series B Shares (including any and all accrued and unpaid dividends, interest, penalties, liquidated damages or other damages or claims arising thereunder) shall be converted into Common Shares at a conversion ratio of 538.945207 Common Shares for each Series B Share.  Immediately after the Effective Time, the number of Common Shares to be held by each stockholder of the Company as a result of the conversion of the Series B Shares in accordance with the provisions of this Section 1.1 shall be as set forth opposite their respective names in the Schedule of Securityholders attached hereto as Exhibit B (the “Securityholder Schedule”).

1.2.    Conversion of Notes.  The parties agree that, effective as of the Effective Time, without any further action required by any party, the full principal amount of the Notes (excluding all, if any, accrued and unpaid interest, penalties, liquidated damages or other damages or claims arising thereunder, which shall be considered cancelled, along with any other damages or claims arising thereunder) shall be converted into Common Shares at the ratio of one (1) Common Share for every $0.356095 face value of Notes, such conversion to be effected automatically at the Effective Time and without further action required by any party.  The Noteholders shall deliver to the Company the original executed Notes; provided, however, that such action by the Noteholders shall not be necessary to make such conversion effective.  Upon the effectiveness of the conversion, all indebtedness of the Company to the Noteholders under the Notes shall be discharged and deemed satisfied, and the Company shall have no further liability under the Notes, the Note Purchase Agreement or any related documents or agreements.

1.3.    Exchange and Cancellation of Series B Warrants.  At the Effective Time, all of the Series B Warrants will be exchanged for Exchange Warrants such that for every 15.873016 Common Shares that could be acquired under the Series B Warrants prior to the Reverse Split, Exchange Warrants allowing the acquisition of one (1) Common Share (post-Reverse Split) at an exercise price of $0.18 will be issued to the holder of such Series B Warrants.  The exchange of the Series B Warrants shall occur automatically and without further action required by any party, and upon such exchange, all Series B Warrants are cancelled and of no further force and effect.

1.4.    Exchange and Cancellation of Note Warrants.  At the Effective Time, all of the Note Warrants will be exchanged for Exchange Warrants such that for every 1.978306 Common Shares that could be acquired under the Note Warrants prior to the Reverse Split, Exchange Warrants allowing the acquisition of one (1) Common Share (post-Reverse Split) at an exercise price of $0.18 will be issued to the holder of such Note B Warrants.  The exchange of the Note Warrants shall occur automatically and without further action required by any party, and upon such exchange, all Note Warrants are cancelled and of no further force and effect.

1.5.    Common Shares.  All newly issued Common Shares shall be fully paid and nonassessable when issued pursuant to this Section 1.  The Company shall cancel all existing share certificates, issue new certificates and record in its stockholders’ ledger, to reflect the share ownership set forth on the Stockholder Schedule; provided, however, that such action by the Company shall not be necessary to make such share ownership effective.

1.6.    Tax Free Reorganization.  The Recapitalization is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3 of the United States Income Tax Regulations.  No party hereto shall take any action which is inconsistent with such intent and each party hereto shall cause all tax returns relating to the Recapitalization to be filed on the basis of treating the Recapitalization as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code.

1.7.    Exempted Reorganization.  The parties acknowledge that the securities issued in the Recapitalization, and the Recapitalization, are intended to qualify for an exemption under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

1.8.    William Bopp Lock-Up.  Mr. William Bopp agrees that he shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any of his Common Shares or any of his rights to acquire Common Shares until December 15, 2009.

2.    Representations, Warranties and Covenant of the Signing Securityholders.  Each Signing Securityholder hereby, severally and not jointly, represents and warrants to the Company as of the date of this Agreement and the Closing Date as follows:

2.1.    Requisite Power; Authorization; Binding Obligations.  Such Signing Securityholder has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement.  All action on such Signing Securityholder’s part necessary for the authorization, execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all obligations of such Signing Securityholder hereunder has been or will be taken prior to the Closing.  This Agreement constitutes valid and binding obligations of such Signing Securityholder enforceable against it in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

2.2.    Investment Representations.  Such Signing Securityholder understands that the Common Shares have not been registered under the Securities Act.  Such Signing Securityholder also understands that the Common Shares are being issued pursuant to an exemption from registration contained in the Securities Act based in part upon such Signing Securityholder’s following representations and warranties:

(a)    Such Signing Securityholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.  Such Signing Securityholder understands that it must bear the economic risk of this investment indefinitely unless the Common Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Such Signing Securityholder understands that the Company intends to register the Common Shares, but that the Company can give no assurance as to when, or if, such registration may occur.  Such Signing Securityholder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Signing Securityholder to transfer all or any portion of the Common Shares under the circumstances, in the amounts or at the times such Signing Securityholder might propose.

(b)    Such Signing Securityholder is acquiring the Common Shares for its own account for investment only, and not with a view towards their distribution.

(c)    Such Signing Securityholder represents that by reason of its, or of its management’s, business or financial experience, such Signing Securityholder has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, such Signing Securityholder is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)    Such Signing Securityholder has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Such Signing Securityholder has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

2.3.    Ownership of Stock.  Such Signing Securityholder represents that the Series B Shares held by such Signing Securityholder as set forth in column 1 of the Securityholder Schedule and the Series B Warrants issued in connection with such Series B Shares are owned of record and beneficially by such Signing Securityholder, free and clear of any liens, claims or other encumbrances (collectively “Encumbrances”), and such Signing Securityholder has the full and unrestricted right, power and authority to transfer such shares of stock to the Company in connection with the Recapitalization and to cancel all such Series B Warrants owned by such Signing Securityholder.

2.4.    Ownership of Notes and Warrants.  To the extent such Signing Securityholder is also a Noteholder, such Signing Securityholder represents that he, she or it is the sole beneficial owner and sole owner of record of the Notes held by such Signing Securityholder in the principal amount set forth in column 2 of the Securityholder Schedule and the Note Warrants issued in connection with such Notes, free and clear of any Encumbrances, and such Signing Securityholder has the full and unrestricted right, power and authority to convert all amounts owing with respect to such Notes into Common Shares and to cancel all such Note Warrants owned by such Signing Securityholder.

2.5.    Bring Down Covenant.  Each Signing Securityholder covenants that the representations and warranties of such Signing Securityholder set forth in Section 2 shall be true and correct in all material respects as of the Closing Date.

3.    Representations and Warranties of the Company.  The Company hereby represents and warrants to each Signing Securityholder as of the date of this Agreement and the Closing Date as follows:

3.1.    Requisite Power; Authorization; Binding Obligations.  The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all obligations of the Company hereunder has been or will be taken prior to the Closing.  This Agreement constitutes valid and binding obligations of the Company enforceable against it in accordance with their terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies.

3.2.    No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals (as such term is defined in Section 3.3, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.  For purposes of this Agreement, “MaterialAdverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

3.3.    Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the this Agreement, other than (i) filings required under federal securities laws, and (ii) the filing of Form D with the U.S. Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

3.4.    Material Changes. Since the date of the latest audited financial statements included within the SEC Reports (as such term is defined below), except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. For purposes of this Agreement, “SEC Reports” means the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein and amendments thereof.

3.5.    Valid Issuance.  Subject to the filing of the Amended Certificate, when issued in connection with the Recapitalization in accordance with the provisions of this Agreement and the Amended Certificate, the Common Shares will be duly authorized, validly issued, fully paid and non-assessable, will be delivered free and clear of any Encumbrances, and will have the rights, preferences, privileges and restrictions set forth in the Amended Certificate; provided, however, that such Common Shares may be subject to restrictions on transfer under state or federal securities laws or as otherwise required by such laws at the time a transfer is proposed.

3.6.    Disclosure. All disclosure furnished by or on behalf of the Company to the Securityholder Signature regarding the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.7.    Registration.  The Company intends to register the Common Shares issued hereunder, and agrees to file a registration statement (the “Registration Statement”) including the Common Shares issuable upon exercise of the Exchange Warrants within 30 days after filing its Annual Report on Form 10-KSB for the year ending December 31, 2007.  The Company will use its best commercially reasonable efforts to have the Registration Statement declared effective, and to have it remain effective at least until December 2009.  However, no assurance can be given by the Company as to when, or if, such registration will become effective or as to what shares will ultimately be covered by the Registration Agreement.

4.    Conditions to Consummation of the Recapitalization.  The Company shall not file the Amended Certificate, and the Recapitalization shall not occur, until the satisfaction or waiver of each of the following conditions precedent:

4.1.    Signing Securityholder Representations and Warranties.  The representations and warranties of each of the Signing Securityholders set forth in Section 2 shall have been true and correct in all material respects as of the date hereof and as of the Closing Date.  This condition may only be waived by the Company.

4.2.    Company Representations and Warranties.    The representations and warranties of the Company set forth in Section 3 shall have been true and correct in all material respects as of the date hereof and as of the Closing Date.  The condition may only be waived by a majority of the Signing Securityholders.

4.3.    Executed Agreement.  Each of the Signing Securityholders and the Company shall have executed and delivered to the Company this Agreement.

4.4.    Placement.  The Company shall have entered into a binding agreement to receive at least $2,500,000 in connection with the Placement, funding of which shall take place contemporaneously with, and subject to, the consummation of the Recapitalization.  This condition may only be waived by a majority of the Noteholders and the Company, jointly.

5.    Additional Issuances.

5.1.    Employee Stock Ownership Plan.  Each of the parties hereto acknowledges and agrees that the Company intends to adopt an employee stock ownership plan (the “Plan”) for the benefit of its directors, officers, employees and consultants and intends to reserve an aggregate of 6,720,000 Common Shares (approximately fifteen percent (15%) of the issued and outstanding Common Shares immediately following the Recapitalization (including the Placement) for issuance under the Plan and, subject to approval of, and modification by, the Company’s board of directors, the Company will issue initial options having an exercise price of $0.18 per share under the Plan and, subject to approval of, and modification by, the Company’s board of directors, the Company will issue an initial option for the purchase of 2,240,000 Common Shares to William C. Bopp in his new capacity as chief executive officer.  Such options shall: (i) be granted under the terms of the Plan; (ii) be exercisable at the fair value at the time of issuance; (iii) have a term of exercise of ten (10) years from the date of grant; and (iv) vest 25% immediately and 25% on each of the first three anniversaries of the grant.

6.    Releases.

6.1.    Release of Signing Securityholder.  In connection with the Recapitalization, the Company hereby irrevocably and unconditionally releases each Signing Securityholder, its subsidiaries and their respective stockholders, officers, directors, employees, lenders, agents, representatives, advisors, predecessors and successors (collectively, the “Securityholder Released Parties” and individually, a “Securityholder Released Party”) from any, and each Securityholder Released Party shall have no, liability or obligation of any kind in connection or related to the capital stock of the Company held by a Signing Securityholder prior to the Recapitalization or the affairs, business, assets or operations of the Company based on or in connection with events, facts, acts or omissions existing or occurring on or prior to the date hereof.  The Company further waives any claim, complaint or demand against each Securityholder Released Party in connection with its interests in the Company and the affairs, business, assets or operations of the Company, with respect to any period on or before the date hereof.

6.2.    Release of Company.  In connection with the Recapitalization, each Signing Securityholder hereby irrevocably and unconditionally releases the Company, its subsidiaries and their respective stockholders, officers, directors, employees, lenders, agents, representatives, advisors, predecessors and successors (collectively, the “Company Released Parties” and individually, a “Company Released Party”) from any, and each Company Released Party shall have no, liability or obligation of any kind in connection or related to the capital stock held by a Signing Securityholder prior to the Recapitalization or the affairs, business, assets or operations of the Company based on or in connection with events, facts, acts or omissions existing or occurring on or prior to the date hereof.  Each Signing Securityholder further waives any claim, complaint or demand against each Company Released Party in connection with its interests in the Company and the affairs, business, assets or operations of the Company, with respect to any period on or before the date hereof.

In connection with the foregoing release, each Signing Securityholder hereby waives any and all rights which exist or may exist under Section 1542 of the California Civil Code and any other comparable provisions or principles of state or Federal law, or the common law.  Civil Code Section 1542 provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

It is understood and agreed that the release set forth herein is a full and final release of any and all claims of every nature and kind whatsoever arising out of the facts and circumstances described herein and that the foregoing release extinguishes all such claims whether known, unknown, foreseen or unforeseen, existing or hereafter arising.  Each Signing Securityholder understands and acknowledges the significance and consequences of this specific waiver of California Civil Code Section 1542 and any other comparable provision or principle of State or Federal law, or the common law, and hereby assumes full responsibility for any injuries, damages, losses or liabilities that any of them may hereafter incur by virtue of this waiver.

7.    Other Agreements.

7.1.    Transfer Restrictions.

(a)    The Common Shares issued upon conversion of the Series B Shares and the Notes, the Exchange Warrants and the Common Shares issuable upon exercise of the Exchange Warrants (collectively, the "Securities") may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an affiliate of a Signing Securityholder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

(b)    The Signing Securityholders agree to the imprinting, so long as is required by this Section 7.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Signing Securityholder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Signing Securityholder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Signing Securityholder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)    Certificates evidencing the Securities (other than the Exchange Warrants) shall not contain any legend (including the legend set forth in Section 7.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  If all or any portion of an Exchange Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Common Shares issuable upon such exercise, or if such Common Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Common Shares shall be issued free of all legends.  The Company agrees that following the effective date of a registration statement covering the resale of the Securities or at such time as such legend is no longer required under this Section 7.1(c), it will, no later than three trading days following the delivery by a Signing Securityholder to the Company or its transfer agent of a certificate representing the Securities issued with a restrictive legend (such third trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Signing Securityholder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the Company's transfer agent to the Signing Securityholders by crediting the account of the Signing Securityholder’s prime broker with the Depository Trust Company System.

(d)    Each Signing Securityholder, severally and not jointly with the other Signing Securityholders, agrees that such Signing Securityholder will sell any Securities only pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 7.1 is predicated upon the Company’s reliance upon this understanding. If a registration statement ceases to be effective for a 30 consecutive day period, at any time before the time the Securities are eligible for sale under Rule 144(k), each Signing Securityholder shall, at the Company’s request immediately after such 30 day period, return the certificates representing the Securities to the Company's transfer agent for the purpose of exchanging such certificates for a certificate representing such Securities with a legend required by this Agreement.

7.2.    Furnishing of Information. As long as any Signing Securityholder owns Securities, the Company covenants to file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such holder to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

7.3.    Equal Treatment of Purchasers. The Company shall not offer or pay any Signing Securityholder to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Signing Securityholder by the Company and negotiated separately by each Signing Securityholder, and is intended for the Company to treat the Signing Securityholders as a class and shall not in any way be construed as the Signing Securityholders acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

7.4.    Reservation of Securities.

(a)    The Company shall maintain a reserve from its duly authorized shares of Common Shares for issuance pursuant to this Agreement in such amount as may be required to fulfill its obligations in full under this Agreement.

(b)    If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Shares is less than the number of shares issuable upon exercise of the Exchange Warrants (the "Required Minimum") on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Shares to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

7.5.    Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company covenants and agrees that neither it nor any other person acting on its behalf will provide any Signing Securityholder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Signing Securityholder shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Signing Securityholder shall be relying on the foregoing representations in effecting transactions in securities of the Company.

8.    General Provisions.

8.1.    Governing Law.  This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all reasonable fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

8.2.    Jurisdiction; Venue.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

8.3.    Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  This Agreement, once executed by a party, may be delivered to the other party hereto by electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

8.4.    Headings.  The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

8.5.    Severability.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

8.6.    Entire Agreement; Amendments.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein.  No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement.  The provisions of this Agreement may be amended only by a written instrument signed by the Company and a majority of the Signing Securityholders (based on the number of Common Shares to be issued to the Signing Securityholders in connection with the Recapitalization).

8.7.    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Company shall not assign this Agreement or any rights or obligations hereunder without the consent of the Signing Securityholders.  No Signing Securityholder shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

8.8.    Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.9.    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8.10.    No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.11.    Termination.  This Agreement may be terminated by the Signing Securityholders by written notice to the Company if the Recapitalization has not been consummated on or before January 15, 2008.

[NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COMPANY: VIKING SYSTEMS, INC.
/s/ Robert Mathews
By:	Robert Mathews
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Recapitalization Agreement - 1]

SECURITYHOLDER SIGNATURE PAGE

______________________________________________
(Print name of Signing Securityholder)
By:	______________________________________
Title:	______________________________________

Indicate whether the Signing Securityholder is an “accredited investor” within the meaning of Regulation D of the Securities Act of 1933, as amended (the “Act”):  YES ___  NO ___

If “YES”, indicate how the Signing Securityholder is an “accredited investor” from the definition below (by reference to the number(s) corresponding to the categories below):  ______

Regulation D of the Act defines an “accredited investor” as one of the following:

(1)    Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)            Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3)            Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)            Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)            Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

(6)            Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)            Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

(8)            Any entity in which all of the equity owners are accredited investors.

[Signature Page to Recapitalization Agreement - 2]

[EXHIBIT A]

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

WARRANT TO PURCHASE
COMMON STOCK
OF
VIKING SYSTEMS, INC.

This Warrant (this “Warrant”) certifies that, for value received, [__________________________] and its permitted assignees (the “Holder”), is entitled, upon the terms and conditions of this Warrant, at any time and from time to time, on or after [INSERT ISSUANCE DATE] (the “Initial Exercise Date”) and on or before the Termination Date (as defined below) but not thereafter, to subscribe for and purchase from Viking Systems, Inc., a Delaware corporation (the “Company”), up to [_________] shares (the “Warrant Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”).  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2.

This Warrant shall terminate (the “Termination Date”) at 5:00 p.m. Eastern Time on the earlier of (i) the five (5) year anniversary of the Initial Exercise Date; and (ii) ten days prior to the effective date of a transaction in which (each, a “Corporate Transaction”) (A) the Company effects any merger or consolidation of the Company with or into another entity (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

Stock Purchase Agreement.  This Warrant is issued pursuant to that certain Stock Purchase Agreement dated the date hereof (the “Stock Purchase Agreement”) by and between the Company and the Holder.

Vesting and Exercise.

Vesting. This Warrant is exercisable as to all of the Warrant Shares on the Initial Exercise Date.

Exercise. Exercise of the purchase rights for vested Warrant Shares represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of (i) a duly executed copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); specifying therein the amount of vested Warrant Shares to be exercised, (ii) payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank, and (iii) if this Warrant is exercised in full, surrender of this Warrant to the Company.

Surrender of Warrant.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until this Warrant has been exercised in full.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.  The Company shall deliver any objection to any Notice of Exercise Form within three Trading Days (as defined below) of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.  Under no circumstances shall this Warrant be exercised for unvested Warrant Shares.

Exercise Price.  The exercise price of the Common Stock under this Warrant shall be $0.18, subject to adjustment hereunder (the “Exercise Price”).

Cashless Exercise.  If at any time (i) the Warrants have been held for the then-applicable holding period (including any available “tacking” period for such Warrants) under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or any successor provision then in effect which would allow the Holder to exercise the Warrants and “tack” the holding period of this Warrant and the Warrant Shares which may be acquired thereunder, and (ii) there is no effective registration statement pursuant to which, the Warrant Shares may be resold by the Holder, then this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of vested Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =  the VWAP on the Trading Day immediately preceding the date of such election;

(B) =   the Exercise Price of this Warrant, as adjusted; and

(X) =  the number of vested Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

As used herein, “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market (each a “Trading Market”), the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time); (ii) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by in good faith by the Company's Board of Directors or a committee thereof.

As used herein “Trading Day” shall mean a day on which the Common Stock is traded on one of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board.

Holder’s Restrictions. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to 0or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, securities convertible into or exercisable for Common Stock ) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this 0, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this 0applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this 0, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number ofshares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this 0may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this 0shall continue to apply. Following a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation provisions of this 0may be waived by the Holder, at the election of the Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 49.99%.  Upon the change by a Holder of the Beneficial Ownership Limitation to such 49.99% limitation, the Beneficial Ownership Limitation may not be further waived by the Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this 0to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Mechanics of Exercise.

Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Delivery of Certificates Upon Exercise.

Certificates for shares acquired hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and (i) there is an effective registration statement permitting the resale of the Warrant Shares by the Holder, or (ii) the shares are eligible to be sold under Rule 144(k) as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Otherwise, the shares shall be transmitted by physical delivery to the address specified by the Holder in the Notice of Exercise within three Trading Days following the last to be received by the Company of (A) the Notice of Exercise Form, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price and the Notice of Exercise Form is received by the Company.

Compensation for Buy-In on Failure to Timely Deliver Certificates. Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

Certain Adjustments.

Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re classification.

Calculations.  All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Notice to Holders.

Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Notice to Allow Exercise by Holder.  If the Company (A) declares a dividend (or any other distribution) on the Common Stock; (B) declares a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) authorizes the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the Company shall authorize any Corporate Transaction; (E) authorizes the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, as applicable, the Company shall cause the following to be mailed to the Holder at its last address as it shall appear on the books of the Company at the time indicated: (x) at least 10 calendar days prior to the applicable record date, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) at least 20 calendar days prior to the expected effective date, a notice stating the date on which such Corporate Transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon the effectiveness of such Corporate Transaction; provided, that the failure to mail any such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

Transfer of Warrant.

Transferability.  Subject to compliance with any applicable securities laws and the conditions set forth in Sections 4(c), this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with the Assignment Form attached hereto duly executed by the Holder or its duly authorized agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new warrant or warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form, and shall issue to the assignor a new warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Any such assignee must sign an investment letter in form and substance reasonably satisfactory to the Company before a warrant is issued to such assignee.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

New Warrants.  This Warrant may be divided or combined with other warrants upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new warrant or warrants in exchange for the warrant or warrants to be divided or combined in accordance with such notice.

Transfer Restrictions.  If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501 promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Legends.  The Holder understands and agrees that the certificate representing the Warrant Shares shall bear a legend similar to the following:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO VIKING SYSTEMS THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

The certificates evidencing the Warrant Shares may also bear any applicable legend required by any state, local or foreign law governing such securities.

Miscellaneous.

Title to Warrant.  Prior to the Termination Date and subject to compliance with applicable laws and 0, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof, and following such exercise, only to the extent this Warrant was exercised.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the close of business on the later of (i) the date this Warrant has been exercised by delivery of a duly executed Notice of Exercise Form and payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(iv) before the issuance of such shares, have been paid or (ii) the date this Warrant is surrendered to the Company, if required under the terms hereof.  No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such warrant or stock certificate, if mutilated, the Company will make and deliver a new warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

Authorized Shares.

The Company covenants that during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (A) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (B) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (C) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Titles and Subtitles.  The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

Attorneys' Fees.  In the event that any legal proceeding with respect to the interpretation or enforcement of this Warrant is initiated, the prevailing party shall be awarded their costs and expenses including, but not limited to, reasonable attorneys' fees.

Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Stock Purchase Agreement.

Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

Force Majeure.  In no event shall a Holder have any claim or right against the Company for any failure of performance in accordance with this Warrant due to causes beyond its reasonable control, including, but not limited to: such delays arising directly out of an act of God, fire, flood or other natural catastrophe; laws, orders, rules, regulations, directions or action of governmental authorities having jurisdiction or any civil military authority; or national emergency, riot, act of terrorism or war or labor dispute.

Governing Law; Venue.  This Warrant is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Company and the Holder.  All disputes and controversies arising out of or in connection with this Warrant shall be resolved exclusively by the state and federal courts located in the State of Delaware, and each of the Company and the Holder hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  January 10, 2008

VIKING SYSTEMS, INC. By: /s/ Robert Mathews Name: Robert Mathews Title: Chief Financial Officer

NOTICE OF EXERCISE

To:    VIKING SYSTEMS, INC.

(1)            The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)            Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2(d) of the Warrant, to exercise the Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2(d).

(3)            Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following address:

_______________________________

_______________________________

_______________________________

(4)            Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder:________________________________________________________________
Signature of Authorized Signatory of Holder:_________________________________________
Name of Authorized Signatory:_____________________________________________________
Title of Authorized Signatory:______________________________________________________
Date:_________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to_______________________________________________ whose address is_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder's Signature:                                            _____________________________

Holder's Address:                                            _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.